Exhibit 99.2

                          VARIAN MEDICAL SYSTEMS, INC.

                     GRANT AGREEMENT - DEFERRED STOCK UNITS
                     --------------------------------------

        GRANT AGREEMENT made as of ____________, 2005 (the "Grant Date") between Varian Medical Systems, Inc., a Delaware corporation (the "Company"), and ______________ (the "Director").

        1. Grant of Deferred Stock Deferred Stock Units. The Company hereby grants to the Director ________ Deferred Stock Units. Each Deferred Stock Unit shall be deemed to be the equivalent of one Share.

        2. Subject to the Plan. The Agreement is subject to, and governed by, the provisions of the Varian Medical Systems, Inc. Amended and Restated 2005 Omnibus Stock Plan (the "Plan") and, unless the context requires otherwise, terms used herein shall have the same meaning as in the Plan. In the event of a conflict between the provisions of the Plan and this Agreement, the Plan shall control.

        3. Account. The Company shall credit to a bookkeeping account (the "Account") maintained by the Company for the Director's benefit the Deferred Stock Units. On each date that cash dividends are paid on the Shares, the Company will credit the Account with a number of additional Deferred Stock Units equal to the result of dividing (i) the product of the total number of Deferred Stock Units credited to the Account on the record date for such dividend and the per Share amount of such dividend by (ii) the Fair Market Value of one Share on the date such dividend is paid by the Company to shareholders. The additional Deferred Stock Units shall be or become vested to the same extent as the Deferred Stock Units that resulted in the crediting of such additional Deferred Stock Units.

        4. Vesting. All of the Deferred Stock Units shall initially be unvested. During the 12-month period following the Grant Date, 25% of the Deferred Stock Units shall become vested as of the end of each 3-month period following the Grant Date, provided the Director has continued on the Board until the end of such 3-month period. All of the Deferred Stock Units credited to the Account shall become fully vested upon the occurrence of a Change in Control (as defined in Appendix A), provided the Director is then serving on the Board.

        5. Termination of Service. In the event of the Director's Termination of Service, other than as a result of death, Disability or Retirement, the Deferred Stock Units credited to the Account that were not vested on the date of such Termination of Service shall be immediately forfeited. In the event of the Director's death, Disability or Retirement while serving on the Board, all of the Deferred Stock Units credited to the Account shall become fully vested.

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        6.      Forfeiture upon Engaging in Detrimental Activities. If, at any time within one (1) year after the Director's Termination of Service for any reason, the Director engages in any activity in competition with any activity of the Company, or inimical, contrary or harmful to the interests of the Company, including, but not limited to: (i) conduct related to the Director's service on the Board for which either criminal or civil penalties against the Director may be sought, (ii) violation of the Company's policies, or (iii) disclosure or misuse of any confidential information or material concerning the Company, then
(A) the Deferred Stock Units shall be forfeited effective as of the date on which the Director enters into such activity, and (B) the Director shall within ten (10) after written notice from the Company return to the Company the Shares paid by the Company to the Director with respect to the Deferred Stock Units and, if the Director has previously sold all or a portion of the Shares paid to the Director by the Company, the Director shall pay the proceeds of such sale to the Company.

        7. Payment of Deferred Stock Units. The Company shall make a payment to the Director of the vested Deferred Stock Units credited to the Account as provided in Section 8 upon the earlier of (i) the Director's Termination of Service for any reason, or (ii) the third anniversary of the Grant Date. Notwithstanding the foregoing, upon a Change in Control prior to the payment events set forth in the preceding sentence, payment shall be accelerated to the date of the Change in Control.

        Notwithstanding the foregoing, upon the death of the Director prior to the new payment date, payment shall be accelerated to the date of the Director's death in accordance with the provisions of Section 9.

        8. Form of Payment. Payments pursuant to Section 7 shall be made in Shares equal to the number of vested Deferred Stock Units credited to the Account. Payment shall be made as soon as practicable after the applicable payment date, but in no event later than 30 days after the date established pursuant to Section 7.

        9. Beneficiary. In the event of the Director's death prior to payment of the Deferred Stock Units credited to the Account, payment shall be made to the last beneficiary designated in writing that is received by the Company prior to the Director's death or, if no designated beneficiary survives the Director, such payment shall be made to the Director's estate.

        10. Source of Payments. The Director's right to receive payment under this Agreement shall be an unfunded entitlement and shall be an unsecured claim against the general assets of the Company. The Director has only the status of a general unsecured creditor hereunder, and this Agreement constitutes only a promise by the Company to pay the value of the Account on the payment date.

        11. Nontransferability. Except as otherwise permitted under the Plan, this Agreement shall not be assignable or transferable by the Director or by the Company (other than to successors of the Company) and no amounts payable under this Agreement, or any rights therein, shall be subject in any manner to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy, lien, attachment, garnishment, debt or other charge or disposition of any kind.

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        12.     Notices. All notices required or permitted under this Agreement shall be in writing and shall be delivered personally or by mailing the same by registered or certified mail postage prepaid, to the other party. Notice given by mail shall be deemed delivered at the time and on the date the same is postmarked.

        Notices to the Company should be addressed to:

        Varian Medical Systems, Inc.
        3100 Hansen Way
        Palo Alto, California 94304
        Attention:  General Counsel

        Notices to the Director should be addressed to the Director at the Director's address as it appears on the Company's records. The Company or the Director may by writing to the other party, designate a different address for notices.

        13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the heirs, legatees, distributees, executors and administrators of the Director and the successors and assigns of the Company.

        14. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, other than its conflict of laws principles.

        15. Entire Agreement; Modification. This Agreement and the Plan constitute the entire agreement between the parties relative to the subject matter hereof, and supersede all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

        16. Compliance with Section 409A of the Code. This Agreement is intended to comply and shall be administered in a manner that is intended to comply with section 409A of the Code and shall be construed and interpreted in accordance with such intent. Payment under this Agreement shall be made in a manner that will comply with section 409A of the Code, including regulations or other guidance issued with respect thereto, as determined by the Committee. Any provision of this Agreement that would cause the payment or settlement thereof to fail to satisfy section 409A of the Code shall be amended to comply with section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under section 409A of the Code.

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

        17. Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.


        IN WITNESS WHEREOF, this Agreement has been executed by the Company and the Director, effective as of the date on the first page of this Agreement.


                                                    VARIAN MEDICAL SYSTEMS, INC.


                                                    By:  ----------------------
                                                         Director

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

                                   APPENDIX A

        "Change in Control" means and shall be deemed to have occurred as of the date of the first to occur of the following events:

        (a) Any Person or Group acquires stock of the Company that, together with stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. However, if any Person or Group is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Group is not considered to cause a Change in Control. An increase in the percentage of stock owned by any Person or Group as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this subsection. This subsection applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction;

        (b) Any Person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Group) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company. However, if any Person or Group is considered to own 35% of the total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Group is not considered to cause a Change in Control;

        (c) A majority of members of the Company's Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Company's Board prior to the date of the appointment or election; or

        (d) Any Person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Group) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. However, no Change in Control shall be deemed to occur under this subsection
    (d) as a result of a transfer to:

        (i) A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

        (ii) An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

        (iii) A Person or Group that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

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        (iv) An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (iii) above.

        For these purposes, the term "Person" shall mean an individual, Company, association, joint stock company, business trust or other similar organization, partnership, limited liability company, joint venture, trust, unincorporated organization or government or agency, instrumentality or political subdivision thereof. The term "Group" shall have the meaning set forth in Rule13d-5 of the Securities Exchange Commission, modified to the extent necessary to comply with Proposed Treasury Regulation Section 1.409A-3(g)(5)(v)(B), or any successor thereto in effect at the time a determination of whether a Change of Control has occurred is being made.

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